Exhibit 99.2

For Immediate Release

DESTINATION XL GROUP, INC. ANNOUNCES PRICING

OF OFFERING OF COMMON STOCK BY SELLING STOCKHOLDER

CANTON, Mass., September 9, 2021 – Destination XL Group, Inc. (NASDAQ: DXLG), the leading omni-channel specialty retailer of Big + Tall men’s clothing and shoes, today announced the pricing of an underwritten public offering of 5,733,076 shares of common stock by Red Mountain Partners, L.P. at a public offering price of $6.10 per share. The selling stockholder will receive all of the net proceeds from the offering. The Company is not offering any of its shares of common stock and will not receive any of the proceeds from the offering, but will bear certain costs associated with the sale of such shares, other than underwriting discounts and commissions and the expenses of the underwriters. The offering is expected to close on September 14, 2021, subject to customary closing conditions.

D.A. Davidson & Co. and Craig-Hallum Capital Group LLC are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 (including a base prospectus) (File No. 333-256990) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on June 21, 2021. A preliminary prospectus supplement relating to these securities has been filed with the SEC. Before you invest, you should read the registration statement, the base prospectus, the preliminary prospectus supplement, and other documents filed with the SEC and incorporated by reference therein for more complete information about the Company and this offering. The offering is being made only by means of a prospectus and prospectus supplement. Copies of the prospectus and final prospectus supplement relating to this offering may be obtained, when available, by visiting the SEC’s website at www.sec.gov, or contacting the offices of D.A. Davidson & Co. at Attention: Equity Syndicate, 8 Third Street North, Great Falls, MT 59401, telephone: (800) 332-5915, or by email: prospectusrequest@dadco.com, or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, Attn: Equity Capital Markets, telephone: (612) 334-6300 or by e-mail: prospectus@chlm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding the expected closing of the offering. The Company’s actual results may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 19, 2021, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company. Such risks and uncertainties may include, but are not limited to, the risk that the offering of common stock may not close.

Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.

About Destination XL Group, Inc.

Destination XL Group, Inc. is the leading retailer of Men’s Big + Tall apparel that delivers a Big + Tall shopping experience that fits — fits his body, fits his style, fits his life. Subsidiaries of Destination XL Group, Inc. operate DXL Big + Tall retail and outlet stores throughout the United States as well as Toronto, Canada, Casual Male XL retail and outlet stores in the United States, and an e-commerce website, DXL.com, which offers a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. The Company is headquartered in Canton, Massachusetts. For more information, please visit the Company’s investor relations website: https://investor.dxl.com.

Investor Contact:

Investor.relations@dxlg.com

603-933-0541

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